Exhibit 99.1

For Immediate Release: May 5, 2008

BOARD OF DIRECTORS

Daniel P. Myers
President & CEO
Bridge Capital Holdings
Bridge Bank, N.A.

Allan C. Kramer, M.D.
Chairman
Investor

Sheryle Bolton
Consultant

Richard M. Brenner
The Brenner Group, Inc.

Owen Brown
Owen Brown Enterprises, Ltd.

David V. Campbell
Costella Kirsch, Inc.

Robert P. Gionfriddo
Executive Vice President
Bridge Bank, N.A.

Robert B. Kaplan
Kaplan & Company

Robert P. Latta
Wilson Sonsini Goodrich & Rosati

Thomas M. Quigg
Investor

Barry A. Turkus
BT Commercial

EXECUTIVE OFFICERS

Daniel P. Myers
President
Chief Executive Officer

Timothy W. Boothe
Executive Vice President
Chief Operating Officer

Thomas A. Sa
Executive Vice President
Chief Financial Officer

Robert P. Gionfriddo
Executive Vice President
President, Specialty Markets
Bridge Bank, N.A

Kenneth B. Silveira
Executive Vice President
Chief Technology Officer

CONTACTS:

Daniel P. Myers
Bridge Bank, N.A.
408.556.6510
dan.myers@bridgebank.com

Thomas A. Sa
Bridge Bank, N.A.
408.556.8308
tom.sa@bridgebank.com

Bridge Capital Holdings Announces
Stock Repurchase Program

San Jose, CA - May 5, 2008- Bridge Capital Holdings (NASDAQ: BBNK), whose subsidiary is Bridge Bank, National Association announced today that its Board of Directors has approved a stock repurchase program to repurchase up to $5 million in shares of Bridge Capital Holdings common stock in the open market effective May 7, 2008 for a nineteen month period extending to December 31, 2009.
Daniel P. Myers, President and Chief Executive Officer of Bridge Capital Holdings and Bridge Bank, N.A., stated "We continue to believe that deploying capital in our core franchise is the appropriate strategy for creating long-term value for shareholders, however, we are committed to actively manage our capital to optimize our capital structure when opportunities present themselves. The authorization of this repurchase program provides another tool to bring to bear in support of these goals.”
Buying under the repurchase program will be at management's discretion, after consideration of factors such as the market price of the stock, the nature of other investment opportunities or growth projections, available cash flows from operations, general economic conditions, established and special trading blackout periods, and other factors deemed appropriate by management and/or the Board of Directors. The program is intended to be structured to conform to the safe harbor provisions of Securities and Exchange Commission ("SEC") Rule 10b-18. SEC Rule 10b-18 contains certain restrictions related to the manner, price, timing and volume of repurchases, among other conditions. The Company plans to fund repurchases made under the program from available working capital.
Bridge Capital Holdings stock price closed at $14.98 per share on May 1, 2008 on the NASDAQ Global Select Market. The Company recently reported total assets of $785.0 million as of March 31, 2008, earnings for the quarter ended March 31, 2008 of $1.522 million and $0.22 per diluted share.
Bridge Bank specializes in providing superior service and customized banking solutions to small and middle-market, and emerging technology businesses, in Silicon Valley, California, and the Nation. The bank’s product offerings include 24/7 internet-based business cash and treasury management, on-line account statement and item imaging, remote deposit capture, commercial lines of credit, growth capital financing, construction loans, Small Business Administration 7(a) and 504 loans as an SBA Preferred Lender Participant-accredited direct lender, and factoring and asset-based loans through its Bridge Capital Finance Group.

About Bridge Capital Holdings
Bridge Capital Holdings is the holding company for Bridge Bank, National Association. Bridge Capital Holdings was formed on October 1, 2004 and holds a Global Select listing on The NASDAQ Stock Market under the trading symbol BBNK. Visit Bridge Capital Holdings on the web at www.bridgecapitalholdings.com.

About Bridge Bank, N.A.
Bridge Bank, N.A. is Silicon Valley's full-service professional business bank. The Bank is dedicated to meeting the financial needs of small, middle-market, and emerging technology businesses. Bridge Bank provides its clients with a comprehensive package of business banking solutions delivered through experienced, professional bankers. Visit Bridge Bank on the web at www.bridgebank.com.

Forward Looking Statements

Certain matters discussed in this press release constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbors created by that Act. Forward-looking statements describe future plans, strategies, and expectations, and are based on currently available information, expectations, assumptions, projections, and management's judgment about the Bank, the banking industry and general economic conditions. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements.

These risks and uncertainties include, but are not limited to: (1) competitive pressures in the banking industry; (2) changes in interest rate environment; (3) general economic conditions, nationally, regionally, and in operating markets; (4) changes in the regulatory environment; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) future credit loss experience.

Bridge Capital Holdings.
55 Almaden Boulevard
San Jose, California 95113
Telephone: (408) 423.8500
www.bridgebank.com